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This is a form of a material change report required under Section 85(1) of the
Securities Act and Section 151 of the Securities Rules.

                                    FORM 27

                                 SECURITIES Act

             MATERIAL CHANGE REPORT UNDER SECTION 85(1) OF THE ACT


NOTE: This form is intended as a guideline. A letter or other document may be used if the substantive requirements of this form are complied with.

NOTE: Every report required to be filed under Section 85(1) of the Act shall be sent to the Commission in an envelope addressed to the Commission and marked "Continuous Disclosure".

NOTE: WHERE THIS REPORT IS FILED ON A CONFIDENTIAL BASIS PUT AT THE BEGINNING OF THE REPORT IN BLOCK CAPITALS "CONFIDENTIAL - SECTION 85", AND EVERYTHING THAT IS REQUIRED TO BE FILED SHALL BE PLACED IN AN ENVELOPE ADDRESSED TO THE SECRETARY OF THE COMMISSION MARKED "CONFIDENTIAL".

Item 1.       Reporting Issuer

              WSI Interactive Corp.

Item 2.       Date of Material Change

              March 30, 2000

Item 3.       Press Release

              The press release was issued on March 30, 2000 and disseminated through Canada News Wire and BC Emergis.

Item 4.       Summary of Material Change

              Further to WSi's news releases of March 27th, WSi has been advised by Internetfinancialcorp.com, Inc. (OTCBB:IFAN) that IFAN has today secured a $1 million US financing.

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Item 5.       Full Description of Material Change

              Further to WSi's news releases of March 27th, WSi has been advised by Internetfinancialcorp.com, Inc. (OTCBB:IFAN) that IFAN has today secured a $1 million US financing, which is a condition of the sale of WSi's Stocksecrets.com business to IFAN. IFAN will be issuing 400,000 shares at $US2.50 each.

              On completion of the Stocksecrets.com sale and the financing, WSi will own 7,684,600 shares of IFAN out of an issued share capital of 15,400,000 shares, which will be equal to 49.9% of the issued share capital of IFAN. These shares shall be subject to resale restrictions and must be held for at least one year.

Item 6.       Reliance on Section 85(2) of the Act

              Nothing in this form is required to be maintained on a confidential basis.

Item 7.       Omitted Information

              Not applicable.

Item 8.       Senior Officer

              James L. Harris, Secretary

              Telephone No. (604) 609-3068

Item 9.       Statement of Senior Officer

              The foregoing accurately discloses the material change referred to herein.

Dated this 30th day of March, 2000 at Vancouver, BC WSI Interactive Corp.

                                          By: "James L. Harris"
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                                               James L. Harris

                                               Secretary
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                                               (Official Capacity)